AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 18, 2007

File No. 001-33378

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 3 TO FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Discover Financial Services

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-2517428
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

(224) 405-0900

(Registrant’s telephone number, including area code)

Securities to be registered

pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

Discover Financial Services

Information Included in Information Statement

and Incorporated by Reference Into Form 10

Item 1.	Business.

The information required by this item is contained in the sections “Summary,” “Risk Factors,” “The Distribution,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Arrangements Between Us and Morgan Stanley,” “Where You Can Find More Information” and “Index to Financial Statements” (and the statements referenced therein) of the information statement. Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained in the section “Risk Factors” of the information statement. That section is incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained in the sections “Summary,” “Risk Factors,” “Capitalization,” “Unaudited Pro Forma Condensed Combined Financial Statements,” “Selected Historical and Pro Forma Combined Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements” (and the statements referenced therein) of the information statement. Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained in the section “Business—Properties” of the information statement. That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained in the section “Ownership of our Stock” of the information statement. That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained in the section “Management” of the information statement. That section is incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained in the section “Management” of the information statement. That section is incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions.

The information required by this item is contained in the sections “Arrangements Between Us and Morgan Stanley” and “Certain Relationships and Related Transactions” of the information statement. Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained in the section “Business—Legal Proceedings” of the information statement. That section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained in the sections “Summary,” “Risk Factors,” “The Distribution,” “Dividend Policy” and “Description of Capital Stock” of the information statement. Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

The Registrant has not sold any securities, registered or otherwise, within the past three years.

Item 11.	Description of Registrant’s Securities to Be Registered.

The information required by this item is contained in the section “Description of Capital Stock” of the information statement. That section is incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained in the section “Limitation of Liability and Indemnification of Directors and Officers” of the information statement. That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained in the sections “Summary,” “Capitalization,” “Unaudited Pro Forma Condensed Combined Financial Statements,” “Selected Historical and Pro Forma Combined Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements” (and the statements referenced therein) of the information statement. Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained in the section “Index to Financial Statements” (and the statements referenced therein) of the information statement. That section is incorporated herein by reference.

(b) Exhibits

Certain of the following exhibits, as indicated parenthetically, were previously filed as exhibits to registration statements or reports filed by Discover Card Master Trust I or Discover Bank under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and are hereby incorporated by reference to such statements or reports. The exhibits to this Form 10 are as follows:

Exhibit Number	Exhibit Title

2.1	— +Form of Separation and Distribution Agreement

3.1	— Form of Amended and Restated Certificate of Incorporation

3.2	— Form of Amended and Restated Bylaws

4.1	— *Form of Specimen Certificate for Discover Financial Services Common Stock

10.1	— **Form of U.S. Tax Sharing Agreement

10.2	— **Form of U.S. Employee Matters Agreement

10.3	— +**Form of Transition Services Agreement

10.4	— *Brand License Agreement

10.5

—     Amended and Restated Pooling and Servicing Agreement, dated as of November 3, 2004, between Discover Bank, as Master Servicer, Servicer and Seller, and U.S. Bank National Association, as Trustee, (Exhibit 4.2 to the Discover Card Master Trust I Current Report on Form 8-K dated October 29, 2004 (Exchange Act file number 0-23108)) as amended by Amendment dated as of January 4, 2006, between Discover Bank, as Master Servicer, Servicer and Seller, and U.S. Bank National Association, as Trustee, (Exhibit 4.1 to the Discover Card Master Trust Current Report on Form 8-K dated January 4, 2006) and Second Amendment dated as of March 30, 2006, between Discover Bank, as Master Servicer, Servicer and Seller, and U.S. Bank National Association, as Trustee, (Exhibit 4.3 to the Discover Bank Registration Statement on Form S-3/A (No. 333-131898-01))

10.6

—     Form of Series Supplement with respect to Discover Card Master Trust I between Discover Bank, as Master Servicer, Servicer and Seller, and U.S. Bank National Association, as Trustee (Exhibit 4.4 to Discover Bank’s Registration Statement on Form S-3 (No. 333-131898-01))

10.7	— Form of Omnibus Incentive Plan

10.8	— Form of Directors’ Compensation Plan

10.9	— Form of Employee Stock Purchase Plan

14.1	— **Code of Ethics and Business Conduct

21.1	— Subsidiaries of the Registrant

99.1	— Information Statement dated [•], 2007

*	To be filed by amendment.
**	Previously filed as an exhibit to Amendment No. 2 to Form 10 Registration Statement of Discover Financial Services filed with the Securities and Exchange Commission on May 8, 2007.
+	We agree to furnish supplementally to the Commission a copy of any omitted schedule or exhibit to such agreement upon the request of the Commission in accordance with Item 601(b)(2) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused amendment no. 3 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Discover Financial Services

By:	/s/ DAVID W. NELMS
Name:	David W. Nelms
Title:	Chairman and Chief Executive Officer

Date: May 18, 2007